Exhibit 99.1

PRESS RELEASE

Liberty Global to Present at the Barclays Global Technology, Media and Telecommunications Conference

Englewood, Colorado - May 20, 2013:

Liberty Global, Inc. (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) will be presenting at the Barclays Global Technology, Media and Telecommunications Conference on Wednesday, May 22, 2013 at 2:10 p.m. EST at the Crowne Plaza Times Square in New York, New York. Liberty Global may make observations concerning its historical operating performance and outlook. The presentation will be webcast live at www.lgi.com. We intend to archive the webcast under the investor relations section of our website for approximately 30 days.

About Liberty Global
Liberty Global is the leading international cable company, with operations in 13 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading triple-play services are provided through next-generation networks and innovative technology platforms that connect 20 million customers subscribing to 35 million television, broadband internet and telephony services as of March 31, 2013.

Liberty Global's consumer brands include UPC, Unitymedia, KabelBW, Telenet and VTR. Our operations also include Chellomedia, our content division, Liberty Global Business Services, our commercial division and Liberty Global Ventures, our investment fund.

For more information, please visit www.lgi.com or contact:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303 220 6693	Marcus Smith	+44 20 7190 6374
Oskar Nooij	+1 303 220 4218	Bert Holtkamp	+31 20 778 9800
John Rea	+1 303 220 4238	Hanne Wolf	+1 303 220 6678